Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Post-Effective Amendment No. 1 of our report dated November 19, 2003 relating to the financial statements and financial statement schedule, which appears in Kulicke and Soffa Industries, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 27, 2004